                                                                    EXHIBIT 10.4

                                 LEASE AGREEMENT
                            Dated as of June 4, 1999

                                     between

                          ARE-100 PHILIPS PARKWAY, LLC,
                a Delaware limited liability company, as LANDLORD

                                       and

                          MEMORY PHARMACEUTICALS CORP.,
                        a Delaware corporation, as TENANT

                                TABLE OF CONTENTS

1.   Lease of Premises ...............................................      1
2.   Delivery; Acceptance of Premises; Commencement Date .............      1
3.   Rent ............................................................      1
4.   Additional TI Allowance .........................................      2
5.   Base Rent Adjustments ...........................................      2
6.   Operating Expenses Payments .....................................      3
7.   Security Deposit ................................................      4
8.   Use .............................................................      5
9.   Holding Over ....................................................      5
10.  Taxes ...........................................................      6
11.  Parking .........................................................      6
12.  Utilities, Services .............................................      6
13.  Alterations and Tenant's Property ...............................      7
14.  Landlord's Repairs ..............................................      7
15.  Tenant's Repairs ................................................      8
16.  Mechanic's Liens ................................................      8
17.  Indemnification .................................................      8
18.  Insurance .......................................................      9
19.  Restoration .....................................................     10
20.  Condemnation ....................................................     10
21.  Events of Default ...............................................     11
22.  Landlord's Remedies .............................................     12
23.  Assignment and Subletting .......................................     14
24.  Estoppel Certificates ...........................................     15
25.  Quiet Enjoyment .................................................     15
26.  Prorations ......................................................     15
27.  Rules and Regulations ...........................................     15
28.  Subordination ...................................................     15
29.  Surrender .......................................................     16
30.  Waiver of Jury Trial ............................................     16
31.  Environmental Requirements ......................................     16
32.  Tenant's Remedies/Limitation of Liability .......................     18
33.  Inspection and Access ...........................................     19
34.  Security ........................................................     19
35.  Force Majeure ...................................................     19
36   Limitation on Landlord's Liability ..............................     19
37.  Brokers, Entire Agreement, Amendment ............................     19
38.  Severability ....................................................     20
39.  Landlord's Lien/Security Interest ...............................     20
40.  Signs; Exterior Appearance ......................................     20
41.  Miscellaneous ...................................................     20
42.  Expansion Space and Renewal Terms. ..............................     21

EXHIBIT A - DESCRIPTION OF PREMISES       EXHIBIT B - DESCRIPTION OF PROJECT
EXHIBIT C - WORK LETTER                   EXHIBIT D - ACTUAL COMMENCEMENT DATE
EXHIBIT E - RULES AND REGULATIONS         EXHIBIT F - TENANT'S PROPERTY
EXHIBIT G - ESTOPPEL CERTIFICATE          EXHIBIT H - SUBORDINATION AGREEMENT

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT ("LEASE") is made this fourth day of June, 1999, between ARE-100 PHILIPS PARKWAY, LLC, a Delaware limited liability company ("LANDLORD"), and MEMORY PHARMACEUTICALS CORP., a Delaware corporation ("TENANT").

                                   BASIC LEASE PROVISIONS

ADDRESS:                     100 Philips Parkway, Montvale, New Jersey

PREMISES:                    That portion of the Project, containing
                             approximately 30,000 rentable square feet, as determined by Landlord, shown hatched on Exhibit A.

BASE RENT:                   $13.00 per rentable square foot per year, subject
                             to adjustment as described in Sections 4 and 5

RENT ADJUSTMENT PERCENTAGE:  3.0%              TENANT'S SHARE: 43.2%

RENTABLE AREA OF PREMISES:   32,000 sq. ft.    RENTABLE AREA OF PROJECT: 74,000
                                                 sq. ft.

COMMENCEMENT DATE:           The date hereof   SECURITY DEPOSIT: $300,000

TERM: 120 months from the first day of the month following the month in which the Rent Commencement Date occurs

PERMITTED USE:               Research and development laboratory and related
                             uses, including, but not limited to, a chemistry laboratory, a biological laboratory and an animal vivarium

TENANT'S BROKER:             Insignia/ESG Jackson Cross

ADDRESS FOR RENT PAYMENT:                   LANDLORD'S NOTICE ADDRESS:
135 N. Los Robles Avenue, Suite 250         135 N. Los Robles Avenue, Suite 250
Pasadena, CA 91101                          Pasadena, CA 91101
Attention: Accounts Receivable              Attention: General Counsel

TENANT'S NOTICE ADDRESS:
3960 Broadway
New York, NY 10032

WITH A COPY TO:
Lewis Geffen, Esq.
Mintz, Levin Cohn Ferris Glovsky and Popeo PC
One Financial Center
Boston, MA 02111

                                    AGREEMENT

         1. LEASE OF PREMISES. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, effective as of the date hereof. The real property on which the building in which the Premises are located, together with all improvements thereon and appurtenances thereto are collectively referred to herein as the "PROJECT" and described on Exhibit B, and the portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein at the "COMMON AREAS." Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant's use of the Premises.

              [100 Philips Parkway/Memory Pharmaceuticals- Page 1]

         2. DELIVERY; ACCEPTANCE OF PREMISES; COMMENCEMENT DATE. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before July 1, 1999 (the "TARGET DELIVERY DATE"), with Landlord's Work, if any, sufficiently completed to permit Tenant to commence its work under the Work Letter without unreasonable cost or delay ("DELIVERY" or "DELIVER"). If Landlord fails to Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 3 months of the Target Delivery Date for any reason other than Force Majeure Delay or Tenant Caused Delay, this Lease shall be voidable by Landlord or Tenant by written notice to the other, and if voided by either: (a) the Security Deposit shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. If neither party elects to void this Lease within 5 business days of the lapse of such 3 month period, such right to void this Lease shall be waived. The actual size of the Premises and, if required, the Project shall be measured upon Delivery of the Premises to Tenant, or at such later time as Landlord and Tenant shall agree, in accordance with the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996). The Rent payable hereunder and Tenant's Share shall be adjusted, if required, on the basis of such measurement.

         The "RENT COMMENCEMENT DATE" shall be earliest of: (i) the date Tenant's Work for Phase I is Substantially Complete, and (ii) May 1, 2000. On the Rent Commencement Date, Tenant shall pay Base Rent for the entire Premises. Such Rent shall be calculated for Phase I of the Premises on the basis of the actual TI Allowance provided by Landlord to Tenant for Phase I as set forth in
Section 4(a) below, and shall be calculated at $10.00 per rentable square foot for any portion of the Premises not included in Phase I. When Tenant's Work for Phase II is complete, the Rent for the balance of the Premises shall be adjusted as set forth in Section 4(a) below on the basis of the actual TI Allowance provided by Landlord to Tenant for Phase II. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Rent Commencement Date and the expiration date of the Term when such are established and shall attach the acknowledgment to this Lease as part of Exhibit D; provided, however, Tenant's failure to execute and deliver such acknowledgment shall not affect Landlord's rights hereunder.

         Except as set forth in the Work Letter, Tenant shall accept the Premises in their condition as of the date the Premises are Delivered, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of any or all of the Premises (other than Landlord's Work, if any) or the Project, and/or the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as set forth in the Work Letter, if applicable: (i) Landlord have no obligation for any defects in the Premises; and (ii) Tenant's taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Rent Commencement Date (other than for the purpose of constructing Tenant's Work, as defined in the Work Letter) shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent.

         As used herein, the terms "FORCE MAJEURE DELAY," "PHASE I," "PHASE II," "TENANT CAUSED DELAYS," "TENANT'S WORK," and "SUBSTANTIALLY COMPLETE" shall have the meanings set forth for such terms in the Work Letter.

         3.       RENT.

         (a) BASE RENT. The first month's Base Rent and the Security Deposit shall be due and payable on the date hereof. Tenant shall pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at the address Landlord specifies from time-to-time for payment of Rent. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent due hereunder except for any abatement as may be expressly provided in this Lease. Tenant

              [100 Philips Parkway/Memory Pharmaceuticals- Page 2] shall pay Base Rent and Additional Rent for the Office Space commencing upon Tenant's occupancy thereof for the conduct of Tenant's business.

         (b) ADDITIONAL RENT. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent ("ADDITIONAL RENT"): (i) Tenant's Share of "Operating Expenses," and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

         (c) RENT. Base Rent and Additional Rent shall together be denominated "RENT". Except as expressly provided in Section 19 hereof, Rent shall be paid to Landlord, without abatement, deduction, or offset, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time designate in writing. If the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated and paid on the basis of a 30 day month.

         4.       ADDITIONAL TI ALLOWANCE.

         (a) INCREASED TI ALLOWANCE. In addition to the TI Allowance described in Exhibit C, Tenant shall have the right, upon written notice to Landlord and provided that no Default, or event which with the giving of notice or the passage of time, or both, would constitute an Default, has occurred and is continuing, to increase the amount of the TI Allowance in the increments set forth below up to a maximum increase of $180 per square foot of Rentable Area of the Premises, not to exceed a total TI Allowance of $4,700,000 for the entire Premises and not to exceed a TI Allowance of $3,500,000 for Phase I of the Premises. If Tenant elects to increase the TI Allowance pursuant to this Section 4, Base Rent shall be adjusted for Phase I and for Phase II. as follows:

TI Allowance           Increase in Base Rent          Initial Base Rent
-----------------------------------------------------------------------
  $  20.00                     $0.00                      $13.00/RSF
  $  35.00                     $1.30                      $14.30/RSF
  $  45.00                     $1.30                      $15.60/RSF
  $  55.00                     $1.30                      $16.90/RSF
  $  65.00                     $1.30                      $18.20/RSF
  $  75.00                     $1.30                      $19.50/RSF
  $  85.00                     $1.30                      $20.80/RSF
  $  95.00                     $1.30                      $22.10/RSF
  $ 105.00                     $1.30                      $23.40/RSF
  $ 115.00                     $1.30                      $24.70/RSF
  $ 125.00                     $1.40                      $26.10/RSF
  $ 135.00                     $1.40                      $27.50/RSF
  $ 145.00                     $1.40                      $28.90/RSF
  $ 155.00                     $1.40                      $30.30/RSF
  $ 165.00                     $1.40                      $31.70/RSF
  $ 175.00                     $1.40                      $33.10/RSF

              [100 Philips Parkway/Memory Pharmaceuticals- Page 3]

$185.00                       $1.40                       $34.50/RSF
$195.00                       $1.40                       $35.90/RSF
$200.00                       $0.70                       $36.60/RSF

         (b) PAYMENT. Base Rent, as increased pursuant to Section 4(a) above, shall be paid as described in Section 3 and shall be adjusted as described in Section 5.

         5. BASE RENT ADJUSTMENTS. Base Rent shall be increased on the second annual anniversary of the first day of the first full month during the Term of this Lease, and on each annual anniversary of such date thereafter, by multiplying the Base Rent payable immediately before such adjustment by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such adjustment. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

         6. OPERATING EXPENSES PAYMENTS. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year (the "ANNUAL ESTIMATE"), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated by Landlord from time to time, of Tenant's Share of Operating Expenses for the Project. Payments for any fractional calendar month shall be prorated. The term "OPERATING EXPENSES" means all costs and expenses of any kind or description whatsoever incurred or accrued by Landlord with respect to the Project (including Taxes, reasonable reserves consistent with good business practice for future repairs and replacements, capital expenditures amortized over the lesser of 7 years and the useful life of such capital items and the costs of Landlord's third party property manager or, if there is no third party property manager administration rent in the amount of 2.5% of Base
Rent) excluding only:

         (a) the original construction costs of the Project and renovation prior to the date of the Lease;

         (b) renovating, painting, redecorating or other work, which Landlord performs for specific tenants within their premises;

         (c) capital expenditures for expansion of the Project or for the remodeling or refurbishment of the Project to a materially higher standard than existed on the date of this Lease (including, without limitation, any amounts expended by Landlord pursuant to the Work Letter).

         (e) interest and amortization of funds borrowed by Landlord, whether secured or unsecured;

         (f) depreciation of the Project (except for capital improvements the cost of which are specifically includable in Operating Expenses);

         (g) advertising, legal and space planning expenses and leasing commissions incurred in procuring tenants for the Project;

         (h) salaries, wages or other compensation paid to officers and employees of Landlord who are not assigned to the operation; management maintenance or repair of the Project;

         (j) costs of utilities outside normal business hours sold to tenants of the Project;

         (k) any expenses otherwise includable within Operating Expenses to the extent reimbursed by persons other than tenants of the Project under leases for space in the Project;

         (l) legal expenses incurred in the negotiation or enforcement of leases;

         (n) costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity;

              [100 Philips Parkway/Memory Pharmaceuticals- Page 4]

         (o) cost (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes pertaining to Landlord and/or the Project;

         (p) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project;

         (q) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payment and/or to file any tax or informational returns when due;

         (r) costs incurred in connection with environmental clean up, response action, or remediation on, in or under or about the Project, to the extent related to known conditions existing in, on or under the Project on or before the date hereof as disclosed by that certain Phase I Environmental Site Assessment of 100 Philips Parkway, Montvale, New Jersey, dated October 21, 1998, prepared by Dames & Moore, including without limitation any such costs incurred in connection with the sewage holding tank disclosed therein;

         (s) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on competitive basis;

         (t) costs arising from Landlord's charitable or political contributions;

         (u)      costs incurred in the sale or refinancing of the Project; and

         (v) net income, franchise, capital stock, estate or inheritance taxes.

         Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an "ANNUAL STATEMENT") showing in reasonable detail: (a) the total and Tenant's Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant's payments in respect of Operating Expenses for such year. If Tenant's Share of actual Operating Expenses for such year exceeds Tenant's payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent no more than 30 days after delivery to Tenant of such Annual Statement. If Tenant's payments of Operating Expenses for such year exceed Tenant's Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement.

         The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord's statement of Tenant's Share of Operating Expenses, Landlord will provide Tenant with access to Landlord's books and records and such information as Landlord reasonably determines to be responsive to Tenant's questions. If after Tenant's review of such information, Landlord and Tenant cannot agree upon the amount of Tenant's Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected from among the 6 largest in the United States, hired by Tenant (at Tenant's sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review such Landlord's books and records for the year in question (the "INDEPENDENT REVIEW"). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that Tenant's pro rata share of the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant's obligations for such calendar year, Landlord shall at Landlord's option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after expiration of, or termination of the Term, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant's payments of Tenant's Share of Operating Expenses for such calendar year were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to the Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid Tenant's pro rata share of Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant's obligation to share

              [100 Philips Parkway/Memory Pharmaceuticals - Page 5] therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant's Share of Operating Expenses for such year shall be computed as though the Project had been 95% occupied on average during such year.

         "TENANT'S SHARE" shall be the percentage set forth in the Basic Lease Provisions as Tenant's Share as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project. Landlord may equitably increase Tenant's Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use.

         7. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease security (the "SECURITY DEPOSIT") for the performance of all of its obligations in the amount set forth in the Basic Lease Provisions, which security shall be in the form of either cash or an unconditional and irrevocable letter of credit (the "LETTER OF CREDIT"): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) drawable on an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable in the state of Landlord's choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least ten (10) days before the stated expiration date of the current Letter of Credit Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to pay or perform any obligation of Tenant under this Lease, or to compensate Landlord for any loss or damage resulting from any default, without prejudice to any other remedy provided herein or provided by law. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. To the extent any portion of the Security Deposit is used, Tenant shall, within five (5) days after demand from Landlord, reinstate the Security Deposit to its full amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return any remaining Security Deposit or Letter of Credit to Tenant. Following an initial public offering of the capital stock of Tenant, Landlord will reevaluate the Security Deposit required hereunder to determine, in its sole good faith discretion, whether any reduction in the amount of the Security Deposit held hereunder is appropriate.

         If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Letter of Credit or Security Deposit then held by Landlord to a person or entity assuming Landlord's obligations under this Section 7, or (b) return to Tenant any Letter of Credit or Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Letter of Credit and/or Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Letter of Credit and/or Security Deposit, and Tenant's right to the return of the Letter of Credit and/or Security Deposit shall apply solely against Landlord's transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee and no interest shall accrue thereon.

         8. USE. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions and for lawful purposes incidental thereto, all in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and the use and occupancy thereof (collectively, "LEGAL REQUIREMENTS"). Tenant shall, upon 5 days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such policy by reason of Tenant's failure to comply with the provisions of this Section. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conduct or give notice of any auction,

              [100 Philips Parkway/Memory Pharmaceuticals- Page 6] liquidation, or going out of business sale on the Premises, or use or allow the Premises to be used for any unlawful purpose. Tenant shall cause any office equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into Common Areas, or other space in the Project. Tenant shall not place any equipment weighing 1,000 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant's Share as usually furnished for the Permitted Use.

         Tenant, at its sole expense, shall make any alterations or modifications, to the interior or the exterior of the Premises or the Project, that are required by Legal Requirements (including, without limitation, compliance of the Premises with the Americans With Disabilities Act, 42 U.S.C.
Section 12101, et seq. (together with regulations promulgated pursuant thereto, "ADA")) related to Tenant's use or occupancy of the Premises. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements and costs of suit) (collectively, "CLAIMS") arising out of or in connection with Legal Requirements and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement. Landlord shall be responsible for the compliance of the common areas of the Project with the ADA as of the Commencement Date, and Landlord shall indemnify, defend and hold Tenant harmless from and against any loss, cost, liability or expense (including reasonable attorneys fees and disbursements) arising out of any such failure to comply with the ADA.

         9. HOLDING OVER. If, with Landlord's express written consent, Tenant retains possession of the Premises after the termination of the Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 5 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, and in such case Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord's sole and absolute discretion, in such written consent. All other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of the Rent in effect during the last 30 days of the Term. In addition, Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 9 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the Term Expiration Date or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

         10. TAXES. Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as "TAXES") imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, "GOVERNMENTAL AUTHORITY") during the Term, including, without limitation all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord's business of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income,

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

franchise, capital stock, estate or inheritance taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord's reasonable determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

         11. PARKING. Subject to any applicable local governmental restrictions or requirements, Tenant shall have a revocable license to park in common with other tenants of the Project 90 cars in those areas designated for non-reserved parking subject to Landlord's rules and regulations and shall further have 8 designated visitor parking spaces which shall be reserved for the use of Tenant's visitors. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, including other tenants of the Project.

         12. UTILITIES, SERVICES. Landlord shall provide, subject to the terms of this Section 12, water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, "UTILITIES"). Landlord shall pay, as Operating Expenses or subject to Tenant's reimbursement obligation below, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any governmental entity or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant's expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to make available or furnish any such utility or service, whether or not such failure is caused by accident, breakage, failure to repair or repairs, force majeure, or by any other cause, excluding the gross negligence or willful misconduct of Landlord or its Related Parties. In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease; provided, however, that if such failure is due to the gross negligence or willful misconduct of Landlord, its employees, agents or contractors and such interruption renders a substantial portion of the Premises untenantable for their intended purposes for more than 5 continuous business days, then, as Tenant's sole and exclusive remedy for such failure, Tenant's obligation to pay Rent shall abate for the period of time that the Premises remains substantially untenantable. Tenant agrees to limit use of water and sewer in the Common Areas to normal restroom use.

         13. ALTERATIONS AND TRADE FIXTURES. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant commencing after completion of Tenant's and Landlord's initial build-out of the Premises, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises ("ALTERATIONS"), but excluding from Alterations (i) installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) and (ii) during any 12 month period during the Term, up to $25,000 of cosmetic modifications to the Premises, in either case of (i) or (ii) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to building systems. Alterations shall be subject to Landlord's prior written consent, which shall be given or withheld within 10 business days following any request therefor and which shall not be unreasonably withheld or conditioned. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem

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

appropriate in Landlord's reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, within 10 days of demand an amount equal to 5% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord's overhead and expenses for plan review, coordination, scheduling and supervision. Before beginning any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

         Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all work free and clear of liens, and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) as built plans for any such Alteration.

         Other than (i) the items, if any, listed on EXHIBIT F attached hereto,
(ii) any items agreed by Landlord in writing to be included on EXHIBIT F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Fund which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hookups behind walls) by Tenant during the Term (collectively, "TENANT'S PROPERTY"), all property of any kind paid for with the TI Fund, Alterations, real property fixtures, built-in machinery and equipment, built-in laboratory casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises, such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water system, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, "INSTALLATIONS") shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof following the expiration or earlier termination of this Lease; provided, however, that Landlord may at the time its approval of such Installation is requested may elect to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord elects at the time of approval of an Installation to require such removal, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. In addition, Tenant shall, when removing any of Tenant's Property which was plumbed, wired or otherwise connected to any of the building systems, cap off all such connections behind the walls of the Premises and shall repair any holes.

         14. LANDLORD'S REPAIRS. Landlord, as an Operating Expense (except as expressly provided for in Section 6), shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project ("BUILDING SYSTEMS"), in good repair, reasonable wear and tear and damages caused by Tenant, its agents, servants, employees invitees and contractors excluded. Uninsured losses and damages caused by Tenant, its agents, servants, employees, invitees and contractors shall be repaired by Landlord at Tenant's sole cost and expense. Landlord reserves the right to stop Building System services when necessary: (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs,

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

alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building System services during any such period of interruption; provided, however, that Landlord shall give Tenant 48 hours advance notice for any for routine maintenance, repairs, alterations or improvements and 72 hours advance notice of any planned stoppage of Building System services, except, in either case, for emergencies. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section 14, after which Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless Landlord shall fail to diligently pursue such repairs or maintenance for an unreasonable time after Tenant's written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law, to terminate this Lease or to make such repairs at Landlord's expense and agrees that the parties' respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction, shall be controlled by Section 19.

         15. TENANT'S REPAIRS. Subject to Section 14 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, ordinary wear and tear excepted, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacements may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such default within 10 days of Landlord's notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such default by Tenant creates or could create an emergency, Landlord may immediately commence cure of such default and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full cost of any repair or replacement to any part of the Building that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

         16. MECHANIC'S LIENS. Tenant shall discharge, by bond or otherwise, any mechanic's lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant's sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the project and the cost thereof shall be immediately due from Tenant as additional Rent. If Tenant shall lease or finance the acquisition of any Tenant Property, office equipment, furnishings, or other personal property utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to Tenant Property located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

         17. INDEMNIFICATION. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the gross negligence or willful misconduct of Landlord or its Related Parties. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises unless caused by the gross negligence or willful misconduct of Landlord or its Related Parties). Tenant further waives any and all Claims for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party. Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property (subject

              [100 Philips Parkway/Memory Pharmaceuticals- Page 10] to Section 36 hereof) occurring within or about the Premises, arising directly or indirectly out of the gross negligence or willful misconduct of Landlord or its Related Parties.

         18. INSURANCE. Landlord shall maintain all insurance against any peril generally included within the classification "Fire and Extended Coverage," sprinkler damage (if applicable), vandalism and malicious mischief covering the full replacement cost of the Project (including the Tenant Improvements installed pursuant to the Work Letter) or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost Landlord shall further carry public liability insurance with a single loss limit of not less than $5,000,000 for death or bodily injury, or property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repair or rebuild, workmen's compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

         Tenant, at its expense, shall maintain during the Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and comprehensive public liability insurance, with a minimum limit of not less than $5,000,000 per occurrence for death or bodily injury and not less than $1,000,000 for property damage with respect to the Premises. Landlord may from time to time require reasonable increases in any such limits. The comprehensive public liability insurance policies shall name Landlord, its officers, directors and employees (collectively, "RELATED PARTIES") and Landlord's managers, agents, invitees and contractors, as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class XII in "Best's Insurance Guide"; shall not be cancelable unless 30 days prior written notice shall have been given to Landlord from the insuror; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant's policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 20 days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and at its cost to be paid as additional Rent.

         In each instance where insurance is to name Landlord as additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property whereupon the building in which the Premises are located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

         The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective Related Parties, in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby

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

sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its respective Related Parties. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other's insurer.

         Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender and/or to bring coverage limits to levels then being required of new tenants within the Project.

         19. RESTORATION. If at any time during the Term the Project or the Premises are damaged by a fire or other insured casualty, Landlord shall notify Tenant within 30 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable. If the restoration time is estimated by Landlord to exceed 6 months, Landlord, in such notice, or Tenant, by written notice delivered to Landlord within 10 days of receipt of Landlord's estimate of the time required to restore the Premises, may elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction. Unless Landlord or Tenant elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds, promptly restore the Premises (including the Tenant Improvements installed pursuant to the Work Letter but excluding Tenant's Property), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any required licenses, clearances or other authorizations of any kind required to enter into and restore the Premises issued by any governmental or quasi-governmental agency having jurisdiction over the use, storage, release or removal of Hazardous Materials in, on or about the Premises (collectively referred to herein as "HAZARDOUS MATERIALS CLEARANCES"); provided, however, that if repair or restoration of the Premises is not Substantially Complete as of the end of 8 months from the date of damage or destruction despite Landlord's diligent efforts to restore the Premises, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, in which event Landlord shall be relieved of its obligations to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained.

         Unless this Lease is terminated as provided above, Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last two years of the Term and Landlord reasonably estimates that it will take more than 3 months to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable, in Tenant's reasonable opinion, for the temporary conduct of Tenant's business. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

         The provisions of this Lease, including this Section 19, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing this Section 19 sets forth their entire understanding and agreement with respect to such matters.

         20. CONDEMNATION. If any part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "TAKING" or "TAKEN"), and the Taking would in Landlord's reasonable judgment either prevent or materially interfere with Tenant's use of the Premises or materially interfere with or impair Landlord's ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this

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

Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial taking and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Tenant's Property, if a separate award for such items is made to Tenant. Tenant and Landlord hereby waive any and all rights they might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

         21. EVENTS OF DEFAULT. Each of the following events shall be a default ("DEFAULT") by Tenant under this Lease:

         (a) PAYMENT OF RENT DEFAULTS. Tenant shall fail to pay any installment of Rent when due; provided, however, that Landlord, not more than once in any 12 month period, will give Tenant notice of such default in the payment of Rent and Tenant shall have 5 days in which to make such payment after which period Tenant shall be in Default hereunder. Tenant agrees that such notice shall be in lieu of and not in addition to any notice required by law.

         (b) OTHER PAYMENT DEFAULTS. Tenant shall fail to pay any other amount due hereunder within 5 days of Landlord's notice under this Section 21(b) demanding such payment, which notice shall be in lieu of, and not in addition to, any other notice required by law.

         (c) INSURANCE. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

         (d)      ABANDONMENT. Tenant shall abandon the Premises.

         (e) IMPROPER TRANSFER. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant's interest in this Lease or the Premises except as expressly permitted herein, or Tenant's interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

         (f) LIENS. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after any such lien is filed against the Premises.

         (g) INSOLVENCY EVENTS. Tenant or any guarantor or surety of Tenant's obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "PROCEEDING FOR RELIEF"); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

         (h) ESTOPPEL CERTIFICATE OR SUBORDINATION AGREEMENT. Tenant fails to execute any document required from Tenant under Section 24 or 28 within 5 days after a second notice requesting such document.

         (i) OTHER DEFAULTS. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 21, and except as otherwise expressly provided herein, such failure shall continue for a period of 10 days after written notice thereof from Landlord to Tenant.

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Any notice given under Section 21(e), (g) or (h) hereof, shall: (i) specify the alleged default, (ii) demand that Tenant cure such default,(iii) be in lieu of, and not in addition to, or shall be deemed to be any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant's default is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion, provided, however, that such cure shall be completed no later than 90 days from the date of Landlord's notice.

         22.      LANDLORD'S REMEDIES.

         (a) PAYMENT BY LANDLORD; INTEREST. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the "DEFAULT, RATE"), whichever is less, shall be payable to Landlord on demand as additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant's Default hereunder.

         (b) LATE PAYMENT RENT. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid. Notwithstanding the foregoing, no late charge nor interest shall be due on the first such failure to pay Rent in any 12 month period until 5 days after Landlord has given Tenant notice of such failure to pay Rent and Tenant has failed so to pay Rent within such 5 day period. Any such notice shall be in lieu of and not in addition to any notice required by law.

         (c) REMEDIES. Upon and during the continuance of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord's right to pursue such remedy or any other remedy provided Landlord herein or under law, unless Landlord, in its sole discretion, elects to waive such Default.

                  (i) This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord's intention to terminate this Lease on a date specified in such notice, which date shall be not less than five (5) days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 22(c) provided. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should landlord take

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         possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the remises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.

                  (ii) In the event of any termination of this Lease as in this
         Article 22 provided or as required or permitted by law, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the premises by shall forthwith quit and surrender the Premises. Landlord, at its option, notwithstanding any other provision of this Lease, shall be entitled to recover from Tenant, as and for liquidated damages, the sum of;

                           (A) all Base Rent, Additional Rent and other amounts
                  payable by Tenant hereunder then due or accrued and unpaid, and

                           (B) the amount equal to the aggregate of all unpaid
                  Base Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate of five percent (5%) per annum, for loss of the bargain; and

                           (C) all other damages and expenses (including
                  attorneys' fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less

                           (D) the net proceeds of any re-letting actually
                  received by Landlord and (ii) the amount of damages which Tenant proves could have been avoided had Landlord taken reasonable steps to mitigate its damages.

                  (iii) Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

                  (iv) Nothing in this Article 22 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.

                  (v) If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise. The words "enter", "re-enter", and "re-entry" are not restricted to their technical legal meanings.

                  (vi) If either party shall be in default in the observance or performance of any provision of this Lease, and an acton shall be brought for the enforcement thereof in which it shall be determined that such party was in default, the party in default shall pay to the other all fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including attorneys' fees and expenses.

                  (vii) If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expenses of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in

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

         a violation of any legal or insurance requirements, or in the imposition of any lien against all or any portion of the Premises, and
         (b) in any other case if such default continues after any applicable the cure period provided in Article 21. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including attorneys' fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or the Premises, shall be paid by Tenant to Landlord within ten (10) days after demand.

                  (viii) Except as otherwise provided in this Article 22, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative an din addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

         23.      ASSIGNMENT AND SUBLETTING.

         (a) GENERAL PROHIBITION. Without Landlord's prior written consent, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Section, a transfer of ownership interests controlling Tenant (other than in connection with one or more public offerings of the capital stock of Tenant) shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the foregoing, Tenant shall have the right to assign its interest under this Lease and/or to sublet its interest in the Premises (an "APPROVED TRANSFER") to any entity: (i) which has 50% or more of the issued or outstanding shares of Tenant's stock; or (ii) in which Tenant or Tenant's 50% or greater owner has more than 50% or more of ownership interest; or (iii) into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant (collectively, an "APPROVED TRANSFEREE"), provided that the Approved Transferee first executes, acknowledges and delivers to Landlord an agreement whereby the Approved Transferee agrees to be bound by all of the covenants and agreements in this Lease and that the Approved Transferee shall have a net worth (determined in accordance with generally accepted accounting principals consistently applied) immediately after such Approved Transfer which is at least equal to the net worth (as so determined) of Tenant immediately prior to the Approved Transfer (or as of the date hereof, if greater). Tenant shall provide 15 days prior written notice of an Approved Transfer to Landlord.

         (b) PERMITTED TRANSFERS. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, then Tenant shall give Landlord notice (a "PRELIMINARY ASSIGNMENT NOTICE) setting forth the terms and conditions on which Tenant proposes to offer the Premises, including the date on which tenant wishes to vacate for its own use such portion of the Premises (the "EFFECTIVE DATE"), or any portion thereof, to third parties. Landlord shall, within 10 business days of receipt of such Preliminary Assignment Notice elect to exercise, or waive, its right to terminate this Lease with respect to the space described in the Preliminary Assignment Notice for the term of the assignment or sublease proposed in such Preliminary Assignment Notice, as of the Effective Date (an "ASSIGNMENT TERMINATION"). If Landlord elects an Assignment Termination, Tenant shall have the right to withdraw such Preliminary Assignment Notice by written notice to Landlord of such election within 5 days after Landlord's notice electing to exercise the Assignment Termination. If Tenant withdraws such Preliminary Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Preliminary Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Effective Date with respect to the space described in such Preliminary Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease with respect to all or any portion of the premises in response to a Preliminary Assignment Notice shall be deemed to be Landlord's consent to the proposed assignment, subletting or other transfer, and Landlord hereby reserves and Tenant hereby acknowledges, Landlord's right to approve or

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

disapprove any assignment or any subletting which individually or taken together with all then effective prior subleases, results in 50% or more of the Premises being sublet, in its sole discretion. Landlord shall grant or withhold its consent to any subletting which individually or taken together with all then effective prior subleases, results in less than 50% of the Premises being sublet, in its reasonable discretion.

         Except for Approved Transfers, at least 15 business days, but not more than 90 days, before the date the instrument effecting such assignment or subletting is to be executed and delivered (the "ASSIGNMENT DATE"), Tenant shall give Landlord a notice (the "ASSIGNMENT NOTICE") containing all of the relevant terms and conditions upon which Tenant is willing to assign the Lease or to sublet all or any portion of the Premises, including such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used or stored in the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice grant or refuse such consent, in its sole discretion with respect to any assignment or any subletting which individually or taken together with all then effective prior subleases, results in 50% or more of the Premises being sublet, or in its reasonable discretion with respect to any subletting which individually or taken together with all then effective prior subleases, results in less than 50% of the Premises being sublet. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice.

         (c) ADDITIONAL CONDITIONS. As a condition to any such assignment or subletting, Landlord may require:

                  (i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such third party notice Tenant is in Default under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

                  (ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use or store in the Premises together with the Documents referred to in Section 31(b) with respect to such proposed assignee or sublessee.

         (d) NO RELEASE OF TENANT. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant's other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this lease together with Tenant's reasonable costs of subletting or assigning such portion of the Premises, then Tenant shall be bound and obligated to pay Landlord as additional Rent hereunder 50% of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any such subletting and Landlord as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

         (e) NO WAIVER. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of

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

performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

         24. ESTOPPEL CERTIFICATE. Tenant shall within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit G with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution. Landlord shall similarly execute, acknowledge and deliver a statement in writing upon request of Tenant in connection with any transaction in which Tenant is involved: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon.

         25. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         26. PRORATIONS. ALL prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

         27. RULES AND REGULATIONS. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

         28. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant's rights hereunder shall not be disturbed by the holder of any such first mortgage. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver a Subordination, Non-disturbance and Attornment Agreement in the form attached hereto as Exhibit H, or such other instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant's quiet enjoyment of the Premises as set forth in Section 25 hereof. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been

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executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "MORTGAGE" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "HOLDER" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

         29. SURRENDER. Upon expiration of the Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees and released of all licenses and/or permits which restrict the use of the Premises, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 19 and 20 excepted. Tenant shall return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord's election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant's Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

         30. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         31.      ENVIRONMENTAL REQUIREMENTS.

         (a) PROHIBITION/COMPLIANCE. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees in violation of applicable law. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials brought upon, kept or used in or about the Premises or the Project by Tenant, its agents; employees, contractors or invitees results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought upon, kept or used in or about the Premises or the Project in violation of applicable law by Tenant, its agents, employees, contractors or invitees otherwise occurs during the term of this Lease or any extension or renewal hereof or holding over hereunder, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises or any portion of the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Premises or the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials brought upon, kept or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees present in the air, soil or ground water above on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property, caused or permitted by Tenant results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises, the Project or any adjacent property, to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action

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

shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

         (b) BUSINESS. Landlord acknowledges that it is not the intent of this Article 31 to prohibit Tenant from operating its business as described above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Rent Commencement Date a list identifying each type of Hazardous Materials to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Materials on the Premises ("HAZARDOUS MATERIALS LIST"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Materials is brought onto the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the "DOCUMENTS") relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Rent Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors.

         (c)      TERMINATION OF LEASE. Notwithstanding the provisions of
Section 31(a) above, if as of the date hereof: (i) Tenant has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from Tenant's action or use of the property in question ("MANDATED REMEDIATION"), or (ii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Materials ("REMEDIATION ORDER"), in either case which is not fully described on Schedule 31(c) attached hereto, Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion. Further, it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting with respect to any proposed assignee or sublessee who has so been required to undertake any Mandated Remediation or who is subject to a Remediation Order.

         (d) TESTING. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination has occurred as a result of Tenant's use. Tenant shall be required to pay the cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures reasonably acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to demonstrate that contamination has occurred as a result of Tenant's use of the Premises. If contamination has occurred for which Tenant is liable under this Section 31, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all reports and tests of the Premises made by or on behalf of Landlord. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including reasonable attorneys' fees, charges and disbursements, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination.

             [100 Philips Parkway/Memory Pharmaceuticals- Page 20]

         (e) UNDERGROUND TANKS. If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under applicable state and federal law, as such now exists or may hereafter be adopted or amended.

         (f) TENANT'S OBLIGATIONS. Tenant's obligations under this Article 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials and the release and termination of any licenses or permits restricting the use of the Premises, Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord's sole discretion, which Rent shall be prorated daily.

         (g) DEFINITION OF "HAZARDOUS MATERIALS." As used herein, the term "HAZARDOUS MATERIALS" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of New Jersey or the United States government and includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste," "hazardous material," "hazardous substance" or "restricted hazardous waste" under any applicable New Jersey Law, (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903), or (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C. Section 9601).

         32. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary provided landlord diligently pursue such cure). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee or a mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such beneficiary, mortgagee and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

         Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant's ability to conduct its business in the Premises (a "MATERIAL LANDLORD DEFAULT"), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim and telephonic notice to Tenant's principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 2 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have incurred. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord, to the extent of Landlord's obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

         All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord

              [100 Philips Parkway/Memory Pharmaceuticals- Page 21] only with respect to the period of its ownership of the Premises and not thereafter. The term "LANDLORD" in this Lease shall mean only the owner, for the time being of the Premises, and upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord or any of Landlord's officers, employees, agents or contractors. Under no circumstances shall Landlord or any of Landlord's officers, employees, agents or contractors be liable for injury to Tenant's business or for any loss of income or profit therefrom.

         33. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time, after providing Tenant with not less than 2 days prior written notice, except in the case of an emergency (in which event Landlord shall promptly notify Tenant of such entry) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises, after providing Tenant with not less than 2 days prior written notice, during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request. Tenant shall execute such instruments as may be reasonably necessary for such easements, dedications or restrictions. Notwithstanding the foregoing, Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representative, contractors or guests while the same are on the Premises. Tenant shall have 24 hour per day, 365 day per year access to the Premises, subject to the other provisions of this Lease.

         34. SECURITY. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant's officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

         35. FORCE MAJEURE. Neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor (other than by reason of such party's inability to pay for such labor or materials), governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits (other than by reason of such party's inability to pay for such permits), enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such party ("FORCE MAJEURE").

         36. LIMITATION ON LANDLORD'S LIABILITY. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE
CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE (EXCEPT TO THE EXTENT OF ANY INSURANCE PROCEEDS AVAILABLE AS A CONSEQUENCE OF ANY SUCH LOSS) TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT'S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TENANT'S PROPERTY, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME

              [100 Philips Parkway/Memory Pharmaceuticals- Page 22]

DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED TO LANDLORD'S INTEREST IN THE PROPERTY OF WHICH THE PREMISES ARE A PART AND ANY INSURANCE PROCEEDS PAYABLE AS A CONSEQUENCE OF ANY SUCH LOSS.

         37. BROKERS, ENTIRE AGREEMENT, AMENDMENT. Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively, "BROKER") in connection with this transaction and that no Broker brought about this transaction, other than the Broker, if any, set forth on the first page of this Lease. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any other Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, including any Brokers representing either Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease. Landlord in executing this Lease does so in reliance upon Tenant's representations and warranties contained herein. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         38. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         39. SIGNS; EXTERIOR APPEARANCE. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld In Landlord's sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord's standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

         40.      RIGHT TO EXPAND

         (a) EXPANSION IN THE BUILDING. Tenant shall have the right, but not the obligation, to expand the Premises (the "EXPANSION RIGHT") to include any space available for lease in the Project after it has initially been let to another tenant (the "EXPANSION SPACE") upon the terms and conditions set forth in this Section 40. If at any time Landlord has any Expansion Space available in the Project, Landlord shall deliver to Tenant: (i) written notice of such fact (the "EXPANSION NOTICE") describing the portion of the Expansion Space (the "NOTICE SPACE") which is available, and (ii) a draft amendment to this Lease (the "EXPANSION AMENDMENT") adding the Notice Space to the Premises demised hereunder, to be leased for the then remaining Term hereof (and any Extension Terms duly elected by Tenant) for the Market Rent at which Landlord proposes to lease the Expansion Space, and otherwise on the same terms and conditions as are set forth in this Lease, with appropriate adjustments to Tenant's Share. Tenant shall have 15 business days

              [100 Philips Parkway/Memory Pharmaceuticals- Page 23] following delivery of the Expansion Notice in which to exercise the Expansion Right by delivering to Landlord 4 fully executed copies of the Expansion Amendment. Upon receipt, Landlord shall promptly execute two copies of such Expansion Amendment and return them to Tenant. In addition, Tenant may, at any time it has an Expansion Right with respect to any Expansion Space deliver a notice to Landlord electing to Lease all or a portion of such Expansion Space (unless the remaining Expansion Space would be 5,000 square feet or less, in which case Tenant must elect to lease all of such Expansion Space) on the terms described above. Any tenant improvements for such Expansion Space shall be Tenant's sole responsibility, unless Landlord shall, at the time of any exercise of the Expansion Right, otherwise agree. As used herein, "MARKET RENT" shall mean the then market rental rate for the Expansion Space as determined by Landlord, which shall in no event be less than the Base Rent payable hereunder.

         (b) AMENDED LEASE. If Tenant fails to exercise its Expansion Right by delivering four fully executed copies of such Expansion Amendment to Landlord within 10 business days following delivery of the Expansion Notice, Tenant shall be deemed to have waived its right to lease the Notice Space.

         (c) EXCEPTIONS. Notwithstanding the above, the Expansion Right shall not be in effect and may not be exercised by Tenant:

                  (i) during any period of time that Tenant is in Default under any provision of the Lease; or

                  (ii) if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right.

         (d) TERMINATION. The Expansion Right shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the Expansion Space, (i) Tenant fails to timely cure any Default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Expansion Right to the date of the commencement of the Expansion Space, whether or not such Defaults are cured.

         41.      MISCELLANEOUS.

         (a) NOTICES. All notices or other communications between the parties shall be in writing and shall be deemed duly given, if delivered in person or by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth below. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices,

         (b) JOINT AND SEVERAL LIABILITY. If and when included within the term "TENANT," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

         (c) LANDLORD CONSENTS. Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

         (d) FINANCIAL INFORMATION. Tenant shall furnish Landlord with: (i) quarterly unaudited financial statements prepared by Tenant or Tenant's accountants for each of the first three quarters of each fiscal year during the term hereof as soon as reasonably available and in any event within 45 days of the close of each such fiscal quarter; (ii) audited financial statements prepared by Tenant's accountants for each fiscal year during the term hereof as soon as reasonably available and in any event within 90 days of the close of each such fiscal year; (iii) an annual business plan; and (iv) any other financial information or summaries Tenant typically provides to its lenders or shareholders.

         (e) RECORDATION. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

              [100 Philips Parkway/Memory Pharmaceuticals- Page 24]

         (f) INTERPRETATION. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (g) NOT BINDING UNTIL EXECUTED. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

         (h) LIMITATIONS ON INTEREST. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         (i) CHOICE OF LAW. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

         (j) TIME. Time is of the essence as to the performance of Landlord's and Tenant's obligations under this Lease.

         (k) INCORPORATION BY REFERENCE. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

         42.      RENEWAL TERMS.

         (a)      EXTENSION OF TERM.

                  (i) Tenant shall have 2 consecutive options (each, an "EXTENSION RIGHT") to extend the term of this Lease for 5 years each (each, an "EXTENSION TERM") on the same terms and conditions as the Lease by giving Landlord written notice of its election to exercise each such Extension Right at least 1 year prior to the end of the initial Term or any prior Extension Term. The second Extension Term may only be elected if Tenant has previously exercised the first Extension Term.

                  (ii) Base Rent shall be payable during such Extension Term at the Base Rent payable hereunder immediately before the commencement of such Extension Term, increased by 3%.

                  (iii) Extension Rights are personal to Memory Pharmaceuticals Corp. and are not assignable separate and apart from this Lease.

         (b)      CONDITIONS TO EXERCISE.

                  (i) Notwithstanding anything set forth above to the contrary, Tenant may not exercise any Extension Rights:

                           (A) during any period of time that Tenant is in
                  Default under any provision of the Lease; or

              [100 Philips Parkway/Memory Pharmaceuticals- Page 25]

                           (B) if Tenant has been in Default under any provision
                  of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right or Extension Right, as applicable, whether or not the Defaults are cured.

         The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Expansion Rights because of the provisions of this
         Section 42(c).

                  (ii) The Extension Rights shall terminate and be of no further force or effect even after Tenant's due and timely exercise of any such Right, if, after such exercise but prior to the commencement date of any Extension Term: (1) Tenant fails to timely cure any default by Tenant under this Lease; or (2) Tenant has defaulted 3 or more times during the period from the date of the exercise of any such Right to the date of the commencement of the Extension Term, whether or not such defaults are cured.

              [100 Philips Parkway/Memory Pharmaceuticals- Page 26]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:                            LANDLORD:

MEMORY PHARMACEUTICALS CORP.,      ARE - 100 PHILLIPS PARKWAY, LLC,
a Delaware corporation             a Delaware limited liability company

                                   By:  ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
                                        a Delaware limited partnership, managing
                                        member

By: /s/ Joanne Leonard
    --------------------
Its: Vice President, CFO

A side Letter Agreement                 By:   ARE-QRS CORP., a Maryland
dated June 16, 1999 is being                  corporation, general partner
executed concurrent with this
Lease Agreement.                              By: /s/ LYNN ANNE SHAPIRO
                                                  -----------------------
                                                     LYNN ANNE SHAPIRO
                                              Its: GENERAL COUNSEL
[Notary seal]

              [100 Philips Parkway/Memory Pharmaceuticals- Page 27]

                                   EXHIBIT A-1
                                  THE PREMISES

                                  [FLOOR PLAN]

                                   EXHIBIT A-2
                                  THE PREMISES

                                  [FLOOR PLAN]

                                      100 Philips Parkway/Memory Pharmaceuticals

                                    EXHIBIT B

                          LEGAL DESCRIPTION OF PROJECT

                                   (TO FOLLOW)

                                   EXHIBIT B-1
                                   THE PROJECT

                                  [FLOOR PLAN]

DESCRIPTION

[CHICAGO TITLE INSURANCE COMPANY LOGO]                      ORDER NO: 9824-01041
TWO UNIVERSITY PLZ STE 14
HACKENSACK NJ 07601              PHONE:(201)489-5000

ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING SITUATE IN THE BOROUGH OF MONTVALE, COUNTY OF BERGEN, STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING KNOWN AND DESIGNED AS A PORTION OF LOT 39B IN BLOCK 65-C AS SHOWN ON A MAP ENTITLED "FINAL SUBDIVISION PLAT, MONTVALE PARKWAY CAMPUS, BOROUGH OF MONTVALE, COUNTY OF BERGEN, N.J." WHICH SAID MAP WAS FILED IN THE BERGEN COUNTY CLERK'S OFFICE ON JANUARY 30, 1970 AS MAP NO. 6901 BEGIN FURTHER DESCRIBED AS
FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF ROAD "C" (NOW KNOWN AS VAN RIPER
ROAD) ON A MAP NUMBERED 6901 FILED JANUARY 30, 1970 IN THE BERGEN COUNTY
CLERK'S OFFICE AND ENTITLED, "FINAL SUBDIVISION PLAT, MONTVALE PARKWAY CAMPUS, BOROUGH OF MONTVALE, COUNTY OF BERGEN, STATE OF NEW JERSEY" MADE BY EARLE W. BAILEY, P.S. & ASSOC., CIVIL ENGINEER AND LAND SURVEYORS, HILLSDALE, NEW JERSEY, DATED NOVEMBER, 1968, WHICH POINT IS DISTANT EASTERLY SOUTH 57 DEGREES 13 MINUTES 33 SECONDS EAST, 220.84 FEET FROM THE INTERSECTION OF THE NORTHERLY LINE OF VAN RIPER ROAD PRODUCED WESTERLY WITH THE WESTERLY LINE OF BMW PLAZA PRODUCED NORTHERLY AND RUNNING; THENCE

(1) NORTH 32 DEGREES 46 MINUTES 27 SECONDS EAST, 152.60 FEET TO A POINT; THENCE

(2) NORTH 15 DEGREES 47 MINUTES 00 SECONDS WEST, 294.60 FEET TO A POINT; THENCE

(3) NORTH 60 DEGREES 43 MINUTES 33 SECONDS WEST, 404.33 FEET TO THE EASTERLY RIGHT OF WAY OF THE GARDEN STATE PARKWAY; THENCE

(4) ALONG SAID RIGHT OF WAY NORTH 29 DEGREES 16 MINUTES 27 SECONDS EAST, 735.92 FEET TO A POINT; THENCE

(5) SOUTH 57 DEGREES 32 MINUTES 23 SECONDS EAST, 491.04 FEET TO A POINT; THENCE

(6) SOUTH 08 DEGREES 40 MINUTES 22 SECONDS WEST, 265.47 FEET TO THE NORTHERLY RIGHT OF WAY OF PHILLIPS PARKWAY; THENCE

(7) WESTERLY ALONG SAID NORTHERLY LINE OF PHILLIPS PARKWAY ON A CURVE TO THE RIGHT, WITH A RADIUS OF 50.00 FEET, AN ARC DISTANCE OF 28.53 FEET TO A POINT OF REVERSE CURVATURE; THENCE

(8) CONTINUING ON A CURVE TO THE LEFT WITH A RADIUS OF 60.00 FEET, AN ARC DISTANCE OF 228.25 FEET, TO A POINT OF REVERSE CURVATURE; THENCE

(9) SOUTHEASTERLY, ON A CURVE TO THE RIGHT, WITH A RADIUS OF 30 FEET, AN ARC DISTANCE OF 50.53 FEET TO A POINT OF TANGENCY, WHICH POINT IS THE WESTERLY LINE OF VAN RIPER ROAD; THENCE

(10) CONTINUING ALONG SAME SOUTH 11 DEGREES 58 MINUTES 13 SECONDS WEST, 513.43 FEET

                            (CONTINUED ON NEXT PAGE)

DESCRIPTION
(continued)
                                                            ORDER NO: 9824-01041

TO A POINT OF CURVATURE; THENCE

(11) ON A CURVE TO THE RIGHT WITH A RADIUS OF 152.60 FEET, AN ARC DISTANCE OF
295.11 FEET TO THE PLACE AND POINT OF BEGINNING.

BEING ALSO KNOWN AS (REPORTED FOR INFORMATIONAL PURPOSES ONLY):

LOT 2, BLOCK 3103, ON THE OFFICIAL TAX MAP OF THE BOROUGH OF MONTVALE.

                                    EXHIBIT C

                                   WORK LETTER

         THIS WORK LETTER dated June 4, 1999 (this "WORK LETTER") is made and entered into by and between ARE-100 Philips Parkway, LLC, a Delaware limited liability company ("LANDLORD"), and Memory Pharmaceuticals Corp., a Delaware corporation ("TENANT"), and is attached to and made a part of the Lease dated June 4, 1999 (the "Lease"), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.       General Requirements

         1.1 Tenant's Authorized Representative. Tenant designates Joanne Leonard and Charles Belotti (collectively, "TENANT'S REPRESENTATIVE") as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication ("COMMUNICATION") from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant's Representative. Tenant may change Tenant's Representatives at any time upon not less than 5 Business Days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant's Representative shall be extended by reason of any change in Tenant's Representative.

         1.2 Landlord's Authorized Representative. Landlord designates Vincent Ciruzzi ("LANDLORD'S REPRESENTATIVE") as the only person authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord's Representative. Landlord may change Landlord's Representatives at any time upon not less than 5 Business Days advance written notice to Tenant. No period set forth herein for any approval of any matter by Landlord's Representative shall be extended by reason of any change in Landlord's Representative.

         1.3 Architects, Consultants and Contractors. The architect ("ARCHITECT"), engineering consultants, design team, general contractor ("CONTRACTOR") and all subcontractors' responsible for construction of Tenant's Work, as defined below, shall be selected by Tenant, and approved by Landlord in Landlord's reasonable discretion.

2.       Tenant Improvements.

         2.1 Tenant Improvements Defined. As used herein, "TENANT IMPROVEMENTS" shall mean all improvements to the Building desired by Tenant of a fixed and permanent nature, exclusive of the improvements described on Exhibit A attached hereto ("LANDLORD'S IMPROVEMENTS"). Except as provided for herein, other than Landlord's Improvements and providing the TI Allowance hereunder, Landlord shall not have any obligation whatsoever with respect to finishing the Premises for Tenant's use and occupancy. The Tenant Improvements may be built in not more that two phases, each a "PHASE," the first of which shall be referred to herein and in the Lease as "PHASE I" and the second of which shall be referred to herein and in the Lease as "PHASE II." Phase I shall consist of not less than one-half of the Premises.

         2.2 Tenant's Space Plans. Tenant may, until 24 months after the Rent Commencement Date, prepare and submit for Landlord's review and approval schematic drawings and outline specifications (the "DESIGN DRAWINGS") detailing Tenant's requirements for the Phase I and the Phase II Tenant Improvements which shall be consistent with the Permitted Use. Not more than 10 Business Days after each such submission, Landlord shall deliver to Tenant Landlord's reasonable written objections, questions or comments with regard to the Design Drawings so submitted. Tenant shall cause the Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval. Such process shall continue until Landlord has approved the Design Drawings. If any proposed work of improvement set forth on the Design Drawings or any logical development of the Design Drawings has an adverse impact on the structure or operational efficiency of the Building or portions of the Building lying outside the Premises, all costs of mitigating such adverse impacts shall be paid from the TI Fund.

             [100 Philips Parkway/Memory Pharmaceuticals- Page 28]

         2.3 Preliminary Plans. Following Landlord's approval of the Design Drawings for Phase I or Phase II, Tenant shall prepare and submit for Landlord's review and approval preliminary plans and specifications for Tenant's Work (the "PRELIMINARY PLANS"). Landlord shall have the right to approve or disapprove the Preliminary Plans, which approval shall not be unreasonably withheld or delayed, provided, however, that except for matters which affecting on the Structure, as defined below, and matters that do not comply with all applicable building and land use laws, rules and regulations, Landlord may not disapprove any matter that is consistent with the Design Drawings. "STRUCTURE" shall mean: (i) structural portions of the Building including exterior walls, roof, foundation or the core of the Building, (ii) the exterior of the Building, or (iii) any of the Building systems, including, without limitation, elevator, plumbing, air conditioning, heating electrical, security, life safety or power. Tenant shall cause the Preliminary Plans to be revised to address such written comments and shall resubmit said drawings to Landlord for approval. Such process shall continue until Landlord has approved the Preliminary Plans. If Landlord fails to give written notice of its approval or disapproval within 5 business days following its receipt of the Preliminary Plans or any required modification or amendment thereof, the same shall be deemed to have been approved by Landlord. Tenant shall be solely responsible for ensuring that the Preliminary Plans reflect Tenant's requirements for Tenant's Work.

         2.4      Final Plans and Specifications.

                  2.4.1 Following Landlord's approval of the Preliminary Plans, Tenant shall cause the Architect to prepare and deliver to Landlord for review: (i) construction plans, specifications and drawings for Tenant's Work ("CONSTRUCTION DRAWINGS"), and (ii) a detailed cost estimate for Tenant's Work broken down by trade (i.e., mechanical, electrical, plumbing, etc.), unit prices for the items specified in the Construction Drawings and a project construction schedule in a format reasonably acceptable to both parties (collectively such items listed in clauses (i) and (ii) are referred to herein as the "CONSTRUCTION DATA"). Landlord shall have the right to approve or disapprove the Construction Drawings, which approval shall not be unreasonably withheld or delayed. Landlord may participate in all design meetings with Tenant, the Architect, Contractor and other design professional as appropriate in the course of the development of the Construction Data. Landlord shall deliver its approval or disapproval of the Construction Drawings to Tenant not later than 5 business days after Landlord's receipt of same. If Landlord disapproves the Construction Drawings such disapproval shall be accompanied by detailed written comments setting forth the basis for such disapproval. Tenant and the Architect shall, within 5 business days after receipt of Landlord's disapproval of the Construction Drawings cause the Construction Drawings to be redrafted to address such issues, and shall resubmit them for Landlord's approval as described herein until Landlord approves the Construction Drawings. Tenant shall be solely responsible for ensuring that the Construction Drawings reflect Tenant's requirements for the Tenant Improvements.

                  2.4.2 Landlord shall have the right to disapprove the Construction Drawings which: (i) do not comply with all applicable building and land use laws, rules and regulations, (ii) in Landlord's reasonable opinion, adversely impact the Structure, or (iii) are not consistent with the Preliminary Plans.

                  2.4.3 No Tenant's Work may begin until final cost estimates for such Tenant's Work have been received and reasonably approved by Landlord, and any deposit required to be made by Tenant with Landlord in respect of costs in excess of the TI Allowance has been made.

3.       Performance of Tenant's Work.

         3.1 Commencement and Permitting of Tenant's Work. Following completion of Landlord's Improvements to the extent required for Tenant to commence and prosecute Tenant's Work without material interference, Tenant shall commence construction of Tenant's Work upon obtaining a building permit authorizing the construction of Tenant's Work (the "BUILDING PERMIT"), which Building Permit shall be paid for out of the TI Fund (as defined in Section 5.4 below), and shall diligently prosecute such construction to Substantial Completion. Landlord shall assist Tenant in obtaining the Building Permit.

             [100 Philips parkway/Memory Pharmaceuticals- Page 29]

         3.2 Completion of Tenant's Work. Tenant shall substantially complete or cause to be substantially completed Tenant's Work in a good and workmanlike manner, in accordance with the Building Permit, subject to Minor Variations and normal "punch list" items of a non-material nature which do not interfere with the use of the Premises ("SUBSTANTIAL COMPLETION"). Upon the Substantial Completion of Tenant's Work, Tenant shall require the Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects document G704. For purposes of this Work Letter, "MINOR VARIATIONS" shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the Building Permit); (ii) to comply with any request by the Tenant for modifications to Tenant's Work; (iii) to comport with good design, engineering, and construction practices which are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Tenant's Work.

         3.3 Construction Defects. Landlord shall have no obligation or liability of any kind to remedy or cause any responsible contractor to remedy:
(i) any non-compliance of Tenant's Work with Code, (ii) any claim that Tenant's Work was not completed substantially in accordance with the Construction Drawings, or (iii) any other defect in Tenant's Work (collectively a "CONSTRUCTION DEFECT"), other than to cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against any such contractor, provided that Tenant indemnifies and holds Landlord harmless from and against any liability, loss, cost damage or expense in connection with any such claim. Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer's equipment warranties relating to equipment installed in the Premises.

         3.4 Commencement Date Delay. The Rent Commencement Date shall occur on the earlier of the date Tenant's Work has been Substantially Completed (the "COMPLETION DATE") or May 1, 2000, except to the extent that completion of Tenant's Work has been actually delayed beyond May 1, 2000, by any one or more of the following causes (a "LANDLORD DELAY"):

                  3.4.1 Landlord's Representative was not available to give or receive any Communication or to take any other action required to be taken by Landlord hereunder;

                  3.4.2 Landlord's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

                  3.4.3 Landlord's delay in making payments for Tenant's Work which are properly documented and supported as hereinbelow described.

If Tenant claims that the Rent Commencement Date has been delayed for any of the foregoing reasons, then Tenant shall cause the Architect to certify the number of days of such Landlord Delay and the May 1 ,2000, date shall be extended, if required, one day for each day of such Landlord Delay.

4. Changes. If Tenant shall desire any change or series of related changes to Tenant's Work the implementation of which is estimated to change the Budget, as defined below, by $25,000 or more (whether increasing or decreasing the Budget) ("CHANGES"), Tenant shall notify Landlord in writing in substantially the same form as the AIA standard change order form (a "CHANGE REQUEST"), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant's Representative. Landlord shall approve or disapprove such Change Request within 5 Business Days of receipt of such Change Request; provided, however that Landlord shall only disapprove Change Requests which: (i) do not comply with all applicable building and land use laws, rules and regulations, or (ii) in Landlord's reasonable opinion, adversely impact the Structure. Before proceeding with any such Change approved by Landlord, Tenant shall submit to Landlord in writing, within 10 Business Days of receipt of Landlord's approval of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation construction, material, architectural and engineering costs and shall deposit with landlord, if applicable, any additional Excess Costs resulting from such Change.

              [100 Philips Parkway/Memory Pharmaceuticals- Page 30]

5.       Costs.

         5.1 Budget For Tenant Improvements. Before the commencement of construction of Tenant's Work, Landlord shall be provided a detailed breakdown, by trade, of the costs incurred or which will be incurred, in connection with the design and construction of the Tenant's Work (the "BUDGET"). The Budget shall be based upon the Construction Drawings approved by Landlord and shall include a payment to Landlord, of administrative rent equal ("ADMINISTRATIVE RENT") to $50,000 for Phase I and $25,000 for Phase II for monitoring and inspecting the construction of Tenant's Work including but not limited to the review of a drawings, plans specifications, permits, budgets, change requests and other such Tenant required submittal relating to this Work Letter, which sum shall be payable from the TI Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant's Work, and shall be payable out of the TI Fund. If the Budget for either Phase is greater than the TI Fund (as defined below) for such Phase, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements, for disbursement by Landlord as described in Section 5.4.

         5.2 TI Allowance. Landlord shall provide to Tenant a tenant improvement TI Allowance ("TI Allowance") of not less than $20 and not more than $200 (any increase above $20, shall be in an increment of $15.00 for the first increase and thereafter in increments of $10, until the last increment, which shall be an increment of $5) per rentable square foot of the Premises, not to exceed a total TI Allowance for Phases I and II of $4,700,000. Before commencing any Tenant's Work for Phase I or Phase II, Tenant shall notify Landlord how much TI Allowance Tenant has elected to receive from Landlord for such Phase. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord's consent, which may granted or withheld in Landlord's sole and absolute discretion. The TI Allowance shall be disbursed by Landlord in accordance with this Work Letter.

         5.3 Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, Tenant's project management and regulatory consultants, the cost of preparing the Design Drawings, the Preliminary Plans and the Construction Drawings, all costs set forth in the Budget, including Landlord's Administrative Rent and the cost of Changes, to the extent of the TI Fund. Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-building system materials or equipment, including, but not be limited to, biological safety cabinets and other scientific equipment not incorporated into the Improvements.

         5.4 Excess Costs. It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time and from time-to-time, the remaining Costs under the Budget for either Phase exceed the remaining unexpended TI Fund for such Phase, Tenant shall deposit with Landlord, as a condition precedent to Landlord's fund the cost of any further Tenant's Work, one hundred percent (100%) of the then current Tenant Improvements Cost for such Phase in excess of the remaining TI Fund for such Phase ("EXCESS COSTS"). If Tenant fails to deposit, or is late in depositing, any Excess Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same will be considered Rent. Such Excess Costs, together with the portion of the TI Allowance allocated to such Phase, is herein referred to as the "TI FUND". Funds so deposited by Tenant shall be the first thereafter disbursed to pay the cost of Tenant's Work. Notwithstanding anything to the contrary set forth in this
Section 5.4, Tenant shall be fully and solely liable for any costs of Tenant's Work in excess of the TI Allowance allocated to either Phase. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed TI Fund with respect to either Phase, Tenant shall be entitled to such undisbursed TI Fund to the extent of any Excess Costs deposit Tenant has actually made with Landlord.

         5.5 Payment for Tenant's Work. Not more than once a month during the performance of any of Tenant's Work for Phase I or Phase II, upon submission of a disbursement request in the form of Landlord's standard draw package, which shall include American Institute of Architects document G702 and G703, an

              [100 Philips Parkway/Memory Pharmaceuticals- Page 31]

Architect's certificate as to the work done, a notarized certification from the Contractor, and such invoices and lien waivers as Landlord shall require (the "DRAW PACKAGE"), all in form and substance as Landlord shall reasonably require, Landlord shall make disbursements to pay the then due costs of Tenant's Work as shown in the approved Draw Package within 10 business days of receipt of the complete Draw Package.

6.       Miscellaneous

         6.1 Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

         6.2 Modification. No modification, waiver or amendment of this Work Agreement or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

         6.3 Counterparts. This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.

         6.4 Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.

         6.5 Time of the Essence. Time is of the essence of this Work Agreement and of each and all provisions thereof.

         6.6 Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Fund during any period Tenant is in Default under the Lease.

         6.7 Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

         6.8 Merger. All understanding and agreements, oral or written, heretofore made between the parties hereto and relating to Landlord's Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

         6.9 Entire Agreement. This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

             [100 Philips Parkway/Memory Pharmaceuticals- Page 32]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

TENANT:                           LANDLORD:

MEMORY PHARMACEUTICALS CORP.,     ARE -100 PHILLIPS PARKWAY, LLC,
a Delaware corporation            a Delaware limited liability company

By:/s/ Joanne Leonard             By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a
------------------------              corporation, general partner
Its: Vice President, CFO

                                      By:   /s/ Lynn Anne Shapiro
                                           ------------------------------
                                      Its:  LYNN ANNE SHAPIRO
                                            GENERAL COUNSEL

[NOTARY SEAL]

             [100 Philips Parkway/Memory Pharmaceuticals- Page 33]

                                      100 Philips Parkway/Memory Pharmaceuticals

                            SCHEDULE A to Work Letter

                             Landlord's Improvements

Landlord shall perform all work as detailed on the construction drawings and specification for the renovation of the Property as prepared by SNS Architects and Engineers and as permitted by the City of Montvale, New Jersey pursuant to the Construction Permit issued on April 12, 1999 under Permit Number 990124.

                                    EXHIBIT D

                       ACKNOWLEDGMENT OF COMMENCEMENT DATE

         This ACKNOWLEDGMENT OF COMMENCEMENT DATE dated as of __________, ____, is made by between ARE-100 PHILIPS PARKWAY, LLC, a Delaware limited liability company ("LANDLORD"), and MEMORY PHARMACEUTICALS CORP., a Delaware corporation ("TENANT") and is attached to and made a part of the Lease dated June 4, 1999 (the "Lease"), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

         Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Term of the Lease is of _____________, _____.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:                        LANDLORD:

MEMORY PHARMACEUTICALS CORP.,  ARE - 100 PHILLIPS PARKWAY, LLC.
a Delaware corporation         a Delaware limited liability company

                               By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a
By:_________________________       Delaware limited partnership, managing member
Its:________________________
                                   By: ARE-QRS CORP., a Maryland
                                       corporation, general partner

                                       By:______________________________________
                                       Its:_____________________________________

[NOTARY SEAL]

             [100 Philips Parkway/Memory Pharmaceuticals- Page 35]

                                    EXHIBIT E

                              RULES AND REGULATIONS

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project without Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

3. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

4. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

5. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except for ordinary laboratory equipment used in connection with tenant's operations in the Premises and except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

6. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

7. Tenant shall maintain the Premises free from rodents (other than experimental subjects), insects and other pests.

8. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

9. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

10. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

11. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

12. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

              [100 Philips Parkway/Memory Pharmaceuticals- Page 36]

13. No auction, public or private, will be permitted on the Premises or the Project.

14. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

15. The Premises shall not be used for lodging, hospitality or restaurant purposes (other than in connection with an employee cafeteria) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

16. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

17. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

             [100 Philips Parkway/Memory Pharmaceuticals- Page 37]

                                    EXHIBIT G

                          FORM OF ESTOPPEL CERTIFICATE

         THIS TENANT ESTOPPEL CERTIFICATE ("CERTIFICATE"), dated as of___________________________, 19__, is executed by MEMORY PHARMACEUTICALS CORP., a Delaware corporation, as TENANT ("TENANT") in favor of [______________, together with its nominees, designees and assigns (collectively, "BUYER"), and/or in favor of _________________, together with its nominees, designees and assigns (collectively, "LENDER").]

                                    RECITALS

                                    [ALT 1]

         A. Buyer and ARE-100 Philips Parkway, LLC, a Delaware limited liability company ("LANDLORD"), have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of_____________________, 19___(the "PURCHASE AGREEMENT"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of Montvale, County of ________________, State of New Jersey, more particularly described on Exhibit "1" attached to the Purchase Agreement (the "BUILDING").

         B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of June 4, 1999 (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "LEASE"), for a portion of the Building.

         C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

         D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate with an understanding that Lender will rely on the representations and agreements below in granting to Buyer a loan.

                                     [ALT 2]

         A. Tenant and Landlord have entered into that certain Lease Agreement, dated as of June 4, 1999 (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "LEASE"), for a portion of the Building.

         B. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

         C. In connection with a refinancing of the Building, Landlord has requested that Tenant execute this Certificate with an understanding that Lender will rely on the representations and agreements below in granting to Landlord a loan.

         NOW, THEREFORE, Tenant certifies, warrants, and represents to [Buyer and/or Lender] as follows:

         SECTION 1. LEASE. Attached hereto as Exhibit "1" is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:

--------------------------------------------------------------------------------
_______________________________________________________________________________.
(If none, please state "None.")

         SECTION 2. PREMISES. Pursuant to the Lease, Tenant leases those certain Premises consisting of approximately_______________________ (_________)
rentable square feet within the Building, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the non-exclusive right to use________designated parking spaces on a lot near the Building during the term of the Lease.

             [100 Philips Parkway/Memory Pharmaceuticals- Page 38]

         SECTION 3. FULL FORCE OF LEASE. The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect has not been terminated and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by law.

         SECTION 4. COMPLETE AGREEMENT. The Lease constitutes the complete agreement between Landlord and Tenant for the Premises and the Building, except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

         [SECTION 5. ACCEPTANCE OF PREMISES. Tenant has accepted possession and is currently occupying the entire Premises.]

         SECTION 6. LEASE TERM. The Term Commencement Date of the Lease is _________________, _________ and ends on_________________________, ________
subject to the following options to extend: two (2) five (5) year extension periods to be exercised by Tenant in the manner as set forth in Section 42 of the Lease.

         SECTION 7. PURCHASE RIGHTS. Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Premises or all or any portion of, or ownership interest in, the Building.

         SECTION 8. RIGHTS OF TENANT. Except as expressly stated in this Certificate, Tenant:

                  (a) has no other right to renew or extend the Term of the Lease;

                  (b) has no right, title, or interest in the Premises or the Building, other than as Tenant under the Lease.

         SECTION 9. RENT.

                  (a) The obligation to pay Rent for the entire Premises commenced on___________________, 2000. The Rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

                  (b) Tenant is currently paying monthly Rental Installments under the Lease in the amount of ____________________Dollars ($_______________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of Rent or other charges, free Rent, partial Rent, or credits, offsets or reductions in Rent, except as follows:
         _____________________________ __________(If none, please state "None.")

                  (c) Tenant's estimated share of Operating Expenses for the Premises is____________________ percent ( %) and is currently being paid at the rate of__________________Dollars ($____________) per month.

                  (d) There are no existing defenses or offsets against Rent due or to become due under the terms of the Lease, and there presently is no Default or, to the actual knowledge of Tenant, other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a Default on the part of Tenant, or to the actual knowledge of Tenant, could ripen into a Default on the part of Landlord under the Lease, except, with respect to any of the foregoing, as follows:_____________________ _______________________. (If none, please state "None.")

         SECTION 10. SECURITY DEPOSIT. The amount of Tenant's security deposit held by Landlord under the Lease is _____ ___________________________Dollars ($____________).

         SECTION 11. PREPAID RENT. The amount of prepaid Rent, separate from the security deposit, is ________________________ Dollars ($_______________),
covering the period from___________________________________ to _________.

             [100 Philips Parkway/Memory Pharmaceuticals- Page 39]

         SECTION 12. INSURANCE. All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

         SECTION 13. PENDING ACTIONS. To the actual knowledge of Tenant, there is not pending or threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws of those of any state.

         SECTION 14. TENANT IMPROVEMENTS. As of the date of this Certificate, to the Tenant's actual knowledge: Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows:____________________________________________________. (If none, please state "none.")

         SECTION 15. ASSIGNMENTS BY LANDLORD. Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord, except as follows:_______________________________________________
"None.")

         [ALT 1] Tenant hereby consents to an assignment of the Lease and Rent to be executed by Landlord to Lender in connection with the Loan and acknowledges that said assignment does not violate the provisions of the Lease. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignment and Lender shall have no duty, liability of obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of Rent thereunder; unless Lender shall specifically undertake such liability in writing except as provided for in a writing binding on Lender. Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan. Tenant will thereafter pay Rent to Lender in accordance with the terms of the Lease.

         [ALT 2] Tenant hereby consents to an assignment of the Lease and Rents to be executed by Landlord to Buyer in connection with the sale of the Building to Buyer and the Buyer's loan and acknowledges that said assignment does not violate the provisions of the Lease. Tenant acknowledges that he interest of the Buyer as Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignment and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of Rents thereunder, unless Lender shall specifically undertake such liability in writing except as provided for in a writing binding on Buyer. Tenant agrees that upon receipt of a written notice from Lender of a default by Buyer under the Loan. Tenant will thereafter pay Rent to Lender in accordance with the terms of the Lease.

         SECTION 16. ASSIGNMENTS BY TENANT. Except as expressly set forth in the Lease, Tenant has not sublet or assigned the Premises or the Lease or any portion thereof to any sublessee or assignee. If Tenant has sublet or assigned all or any portion of the Premises in the manner proscribed in the Lease the assignees or subtenants are as follows:___________________________________. The address for notices to be sent to Tenant is as set forth in the Lease or is as follows:_____________________________________________________________.

         SECTION 17. ENVIRONMENTAL MATTERS. The operation and use of the Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a research laboratory or otherwise used in accordance with all applicable laws.

         SECTION 18. SUCCESSION OF INTEREST. Tenant agrees that, in the event [Buyer and/or Lender] succeeds to interest of Landlord under the Lease:

             [100 Philips Parkway/Memory Pharmaceuticals- Page 40]

                  (a) [Buyer and/or Lender] shall not be liable for any act or omission of any prior landlord (including Landlord) except as provided for in a writing binding on [Buyer and/or Landlord];

                  (b) [Buyer and/or Lender] shall not be liable for the return of any security deposit [unless the security deposit is delivered to Buyer and/or Lender];

                  (c) [Buyer and/or Lender] shall not be bound by any Rent or Additional Rent which Tenant might have prepaid under the Lease for more than the current month;

                  (d) Lender shall not be bound by any amendments or modifications of the Lease made after the date hereof without prior consent of Lender and Buyer shall not be bound by any amendments or modifications of the Lease not disclosed by Tenant herein;

                  (e) Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

                  (f) Lender shall not be liable under the Lease to Tenant for the performance of Landlord's obligations under the Lease beyond Lender's interest in the Building including the rents and profits to be derived therefrom after the date of any Landlord default under the Lease.

         SECTION 19. NOTICE OF DEFAULT. Tenant agrees to give Lender a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to the Landlord. Tenant further agrees that if Landlord shall fail to cure such default within the applicable grace period, if any, provided in the Lease, then Lender shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within such thirty (30) day period, such thirty (30) day period shall be extended so long as Lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect (such cure), in which event the Lease shall not be terminated while such remedies are being pursued.

         SECTION 20. NOTIFICATION BY TENANT. From the date of this Certificate and continuing for 60 days after the date hereof, Tenant agrees to promptly notify [Buyer and/or Lender], in writing by registered or certified mail, return receipt requested, at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

         If To Buyer:     _________________________________________
                          _________________________________________
                          _________________________________________

         With A Copy To:  _________________________________________
                          _________________________________________
                          _________________________________________

         If To Lender:    _________________________________________
                          _________________________________________
                          _________________________________________

         Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Building and by Lender in making a loan secured by the Building. Tenant's obligations under the last sentence of
Section 15 of this Estoppel Certificate are contingent upon Landlord's consent to such sentence, which consent shall be evidenced by Landlord's execution hereof in the space provided below.

         Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

                                     TENANT

              [100 Philips Parkway/Memory Pharmaceuticals- Page 41]

                                              MEMORY PHARMACEUTICALS CORP.,
                                              a Delaware corporation

                                              By:    ___________________________
                                              Name:  ___________________________
                                              Its:   ___________________________

         Landlord hereby consents to the last sentence of Section 15 of this Estoppel Certificate.

                                              [LANDLORD]

                                              By:    ___________________________
                                              Name:  ___________________________
                                              Its:   ___________________________

              [100 Philips Parkway/Memory Pharmaceuticals- Page 42]

                                    EXHIBIT H

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT is made and entered into as of this____day of______________________,_____ ("AGREEMENT"), by and between ARE-100 PHILIPS PARKWAY, LLC, a Delaware limited liability company, together with its nominees, designees and assigns (collectively, "LANDLORD"), MEMORY PHARMACEUTICALS CORP., a Delaware corporation ("TENANT"), and _____________________________("MORTGAGEE").

         WHEREAS, Mortgagee is making a loan to Landlord and others evidenced by a certain promissory note ("NOTE"), and secured by, among other things, a deed of trust/mortgage to be recorded prior hereto in the public records of the City of ___________, County of __________, State of New Jersey ("MORTGAGE") constituting a lien upon the real property described in Exhibit A hereto (the "BUILDING"); and

         WHEREAS, Landlord and Tenant have entered into a Lease Agreement, dated as of June 4, 1999 ("LEASE"), for certain Premises in the Building located at 100 Philips Parkway, Montvale, New Jersey, containing approximately 32,000 rentable square feet (hereinafter referred to as "PREMISES"); and

         WHEREAS, Mortgagee wishes to obtain from Tenant certain assurances that Tenant will attorn to Mortgagee in the event of a foreclosure by Mortgagee or the exercise of other rights under the Mortgage; and

         WHEREAS, Tenant wishes to obtain from Mortgagee certain assurances that Tenant's possession of the Premises will not, subject to the terms and conditions of this Agreement, be disturbed by reason of a foreclosure of the lien of the Mortgage on the Building; and

         WHEREAS, Tenant and Mortgagee are both willing to provide such assurances to each other upon and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the above, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

         1. AFFIRMATION. Tenant hereby agrees that the Lease now is and shall be subject and subordinate in all respects to the Mortgage and to all renewals, modifications and extensions thereof until such time that the Mortgage is released, satisfied or otherwise discharged, subject to the terms and conditions of this Agreement. Landlord and Tenant hereby affirm that the Lease is in full force and effect and that the Lease has not been modified or amended except as follows:___________________________________________________.
Mortgagee hereby confirms that it is the holder of the Note and the beneficiary of the Mortgage and has full power and authority to enter into this Agreement.

         2. ATTORNMENT AND NON-DISTURBANCE. So long as Tenant is not in Default under the Lease, as would entitle the Landlord to terminate the Lease or would cause the termination of Tenant's possession of the Premises, Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Mortgage. Mortgagee further agrees with Tenant that in the event the interest of Landlord shall be acquired by Mortgagee or in the event Mortgagee comes into possession of or acquires title to the Building by reason of foreclosure or foreclosure sale or the enforcement of the Mortgage or the Note or other obligation secured thereby or by a conveyance in lieu thereof, or as a result of any other means then:

                  (a) subject to the provisions of this Agreement, Tenant's occupancy and possession of the Premises and Tenant's rights and privileges under the Lease or any extensions, modifications or renewals thereof or substitutions therefor (in accordance with the Lease and the Mortgage) shall not

              [100 Philips Parkway/Memory Pharmaceuticals- Page 43] be disturbed, diminished or interfered with by Mortgagee during the Term of the Lease (including any extensions or renewals thereof provided for in the Lease); and

                  (b) the Lease shall continue in full force and effect and shall not be terminated except in accordance with the terms of the Lease.

         Tenant shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining (and any extensions or renewals thereof which may be effected in accordance with any option contained in the Lease) with the same force and effect as if Mortgagee were the landlord under the Lease, and Tenant does hereby agree to attorn to Mortgagee as its landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Mortgagee's succeeding to the interest of Landlord under the Lease. Upon request of Lender or such Purchaser (as hereinafter defined), Tenant shall execute and deliver to Lender or such Purchaser an agreement reaffirming such attornment. Tenant hereby agrees that any right of first refusal or right of first offer to purchase the Building which Tenant may have pursuant to the terms of the Lease shall not be applicable to Mortgagee's or any Purchaser's acquisition of the Building by foreclosure, deed in lieu of foreclosure, other transaction related thereto or in substitution thereof, trustee sale or other similar statutory conveyance.

         In the event that the Mortgage is foreclosed and any party ("PURCHASER") other than Mortgagee purchases the Building and succeeds to the interest of Landlord under the Lease, Tenant shall likewise be bound to Purchaser and Tenant hereby covenants and agrees to attorn to Purchaser in accordance with all of the provisions of this Agreement provided that Purchaser shall transmit to Tenant a written document in recordable form, whereby Purchaser covenants and agrees to recognize Tenant as its lessee under the Lease and agrees to be directly bound to Tenant for the performance and observance of all the terms and conditions of the Lease required to be performed or observed by Landlord thereunder, subject to and in accordance with the terms of this Agreement.

          Mortgagee agrees that if Mortgagee shall succeed to the interest of Landlord under the Lease as above provided Mortgagee shall be bound to Tenant under all of the terms, covenants, and conditions of this Lease and Tenant shall, from and after Mortgagee's succession to the interest of Landlord under the Lease, have the same remedies against Mortgagee that Tenant might have had under the Lease against Landlord if Mortgagee had not succeeded to the interest of Landlord; provided, however, that Mortgagee (and Purchaser, as the case may be) shall not be:

                  (a) liable for any act or omission of any prior lessor (including Landlord) occurring prior to the date that Mortgagee or Purchaser acquired title to the Premises except for lessor's obligation to build out the Initial Premises if such transfer occurs before the Rent Commencement Date; or

                  (b) subject to any offsets, counterclaims or defenses which Tenant might have against any prior lessor (including Landlord); or

                  (c) bound by any previous payment of Rent or Additional Rent for a period greater than one (1) month unless such prepayment shall have been consented to in writing by Mortgagee or Purchaser or has been delivered to Mortgagee or Purchaser; or

                  (d) bound by any amendment or modification of the Lease made after the date hereof but prior to the date Mortgagee or Purchaser succeeds to the interest of Landlord without Mortgagee's or Purchaser's written consent; or

                  (e) liable to Tenant for any previous loss of business or any other indirect or consequential damages from whatever cause; provided, however, no inference shall be drawn from this clause (e) that Tenant would otherwise be entitled (or not entitled) to recover for loss of business or any other indirect or consequential damages; or

              [100 Philips Parkway/Memory Pharmaceuticals- Page 44]

                  (f) liable for the return of any security deposit unless such deposit has been paid over to the Mortgagee or Purchaser.

The foregoing shall not be construed to modify or limit any right Tenant may have at law or in equity against Landlord or any other prior owner of the Building.

         3. NOTICES. All notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent postage prepaid, by certified mail, return receipt requested or other nationally utilized overnight delivery service. All notices shall be deemed delivered when received or refused. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent. Any such notice if given to Tenant shall be addressed as follows:

                                    _________________________________________
                                    _________________________________________
                                    _________________________________________

         if given to Landlord shall be addressed as follows:

                                    ARE-100 Philips Parkway, LLC
                                    150 S. Los Robles Ave., Suite 250
                                    Pasadena, California 91101
                                    Attention: Corporate Secretary

         with a copy to:

                                    Alexandria Real Estate Equities, Inc.
                                    135 N. Los Robles Ave., Suite 250
                                    Pasadena, California 91101
                                    Attention: General Counsel

         if given to Mortgagee shall be addressed as follows:

                                    _________________________________________
                                    _________________________________________
                                    _________________________________________

         4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words "foreclosure" and "foreclosure sale" as used herein shall be deemed to also include the acquisition of Landlord's estate in the Building by voluntary deed, assignment or other conveyance or transfer in lieu of foreclosure.

         5. MODIFICATIONS TO LEASE. Tenant shall not modify or amend the Lease or terminate the same [ADD IF SNDA REQUESTED BEFORE COMMENCEMENT DATE - AFTER THE DELIVERY OF THE PREMISES] without Mortgagee's prior written consent. If Mortgagee fails to provide Tenant with a written approval of the proposed modification, amendment or termination within ten (10) business days after notice to Mortgagee of such proposal, then Mortgagee shall be deemed to have rejected such proposal.

         6.       ADDITIONAL AGREEMENTS. Tenant agrees that:

                  (a) it shall give Mortgagee copies of all notices of default and requests for approval or consent by Landlord that Tenant gives to Landlord pursuant to the Lease in the same manner as they are given to Landlord and no such notice of default shall be deemed to be effective with respect to Mortgagee's rights hereunder until a copy is given to Mortgagee;

              [100 Philips Parkway/Memory Pharmaceuticals- Page 45]

                  (b) in all provisions of the Lease where Landlord is indemnified, the reference to Landlord as an indemnitee shall be deemed to include Mortgagee and any Purchaser and, to the extent provided for in the Lease, such agreement of indemnification shall survive the repayment of the loan secured by the Mortgage and, to the extent provided in the Lease, the expiration or termination of the Lease;

                  (c) Tenant shall name Mortgagee and any Purchaser, from and after the date of such purchase, as additional insureds and loss payees, as applicable and appropriate, on all insurance policies required by the Lease; and

                  (d) this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Mortgagee, and in the event that there are inconsistencies between the terms and provisions of this Agreement and the terms and provisions of the Lease dealing with non-disturbance by Mortgagee, the terms and provisions hereof shall be controlling; and

                  (e) Mortgagee shall have no liability under the Lease until Mortgagee succeeds to the rights of the Landlord under the Lease, and then only during such period as Mortgagee is the Landlord. At all times during which Mortgagee is liable under the Lease, Mortgagee's liability shall be limited to Mortgagee's interest in the Building including the rents and profits to be derived therefrom after the date of any Landlord default under the Lease.

         7. MORTGAGEE CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to Mortgagee. Mortgagee shall have thirty (30) days from the expiration of Landlord's applicable cure period to cure the default if the default can be fully cured by the payment of a specific and liquidated amount of money. If the default cannot be fully cured by the payment of a specific and liquidated amount of money and possession is reasonably required to cure the default, and unless Tenant shall have provided all access necessary to affect a cure, Mortgagee shall promptly commence taking steps to obtain possession of the Premises by foreclosure or the judicial appointment of a receiver after receipt of Tenant's written notice of the default, and shall thereafter diligently continue to attempt to cure the default within the minimum period of time reasonably required under the circumstances to achieve a cure. The Lease shall not be terminated (i) while such remedies are being diligently pursued or (ii) based upon a default which is personal to Landlord and therefore not susceptible to cure by Mortgagee or which requires possession of the Premises to cure. Mortgagee shall in no event be obligated to cure any such default by Landlord unless it forecloses. Nothing in this Section 7 shall affect any of Tenant's termination rights under the Lease due to casualty or condemnation.

         8. DIRECTION TO PAY. Landlord hereby directs Tenant and Tenant agrees to make all payments of amounts owed by Tenant under the Lease directly to Mortgagee from and after receipt by Tenant of notice from Mortgagee directing Tenant to make such payments to Mortgagee. (As between Landlord and Mortgagee, the foregoing provision shall not be construed to modify any rights of Landlord under or any provisions of the Mortgage or any other instrument securing the
Note).

         9. CONDITIONAL ASSIGNMENT. With reference to any assignment by Landlord of Landlord's interest in the Lease, or the Rent payable thereunder, conditional in nature or otherwise, which assignment is made to Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by Mortgagee shall never be treated as an assumption by Mortgagee of any of the obligations of Landlord under the Lease unless and until Mortgagee shall have succeeded to the interest of Landlord. The foregoing sentence shall not affect any of Tenant's rights against Landlord under the Lease.

              [100 Philips Parkway/Memory Pharmaceuticals- Page 46]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be properly executed by their duly authorized representatives as of the date first above written.

                                    LANDLORD:
                                    _________________________________________

                                    TENANT:
                                    _________________________________________

                                    MORTGAGEE:
                                    _________________________________________

              [100 Philips Parkway/Memory Pharmaceuticals- Page 47]